                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                 Varian, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                            [LOGO OF VARIAN, INC.]

                               December 29, 1999


Dear Varian, Inc. Stockholder:

      It is my pleasure to invite you to your Company's first annual meeting of stockholders. The meeting will be held on Thursday, February 10, 2000, at 2:00 p.m., at the Sheraton Palo Alto Hotel, 625 El Camino Real, Palo Alto, California. The formal notice of the meeting and the proxy statement appear on the following pages and describe the matter to be acted upon at the meeting.

      I hope that you will be able to attend the meeting in person. If you cannot attend, or if you plan to be present but want the proxy holders to vote your shares, please complete, sign and return the enclosed proxy card at your earliest convenience. Your vote is important.

                                                    Sincerely,

                                          [Signature of Allen J. Lauer]

                                                  Allen J. Lauer
                                          President and Chief Executive
                                           Officer

                            [LOGO OF VARIAN, INC.]

                                 VARIAN, INC.
                                3120 Hansen Way
                       Palo Alto, California 94304-1030

                 NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 10, 2000

Date, Time and Location

      The Annual Meeting of Stockholders of Varian, Inc. will be held on Thursday, February 10, 2000, at 2:00 p.m., local time, at the Sheraton Palo Alto Hotel, 625 El Camino Real, Palo Alto, California.

Agenda

      The agenda for the Annual Meeting is as follows:

    .     To elect one Class I director for a three-year term; and
    . To transact any other business as that may be properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Record Date

      The record date for the Annual Meeting was December 13, 1999. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting. A list of these stockholders will be available at our principal executive offices, 3120 Hansen Way, Palo Alto, California 94304-1030, for a period of ten days before the Annual Meeting.

Voting

      It is important that you vote or grant a proxy to vote at the Annual Meeting. Therefore, whether or not you expect to attend the Annual Meeting, please complete, sign and date the enclosed proxy and mail it promptly in the accompanying return envelope. You may revoke your proxy at any time before it is voted, and you may vote in person at the Annual Meeting even if you have returned a proxy. These and other voting procedures are explained in the Proxy Statement following this notice.

                                By Order of the Board of Directors

                                          [Signature of A. W. Homan]

                                      A. W. Homan
                                        Secretary

Palo Alto, California
December 29, 1999

                                 VARIAN, INC.
                                3120 Hansen Way
                       Palo Alto, California 94304-1030
                                (650) 213-8000

                               ----------------

                                PROXY STATEMENT

                               ----------------

           INFORMATION REGARDING VOTING AND SOLICITATION OF PROXIES

General

      This Proxy Statement is being furnished to you as a stockholder of Varian, Inc., a Delaware corporation (the "Company"), in connection the Company's Annual Meeting of Stockholders to be held on February 10, 2000, at 2:00 p.m., local time, at the Sheraton Palo Alto Hotel, 625 El Camino Real, Palo Alto, California, and any adjournment or postponement of that meeting (the "Annual Meeting"). The Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. You may grant your proxy by signing, dating and returning the enclosed proxy form in the pre-addressed, postage-paid return envelope.

      The purpose of the Annual Meeting is to elect one Class I director to the Board of Directors, as is described in more detail below. The Board of Directors does not know of any matter to be brought before the Annual Meeting other than that described in this Proxy Statement. If any other matter does properly come before the Annual Meeting, the Board intends that the persons named in the enclosed proxy will vote on such matter in accordance with their judgment.

      This Proxy Statement and the accompanying form of proxy were first sent or given to stockholders on or about December 29, 1999.

Voting

      The Company's common stock is the only type of security issued and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote. Only stockholders of record at the close of business on December 13, 1999 are entitled to notice of and to vote at the Annual Meeting. As of that record date, there were 30,976,250 shares of the Company's common stock outstanding.

      The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock is necessary to constitute a quorum permitting action to be taken at the Annual Meeting. Abstentions and broker non-votes are counted as present at the Annual Meeting for the purpose of determining the presence of a quorum.

      The affirmative vote of a plurality of the shares of the Company's common stock present or represented by proxy at the Annual Meeting is required to elect the Class I director. This means that Allen J. Lauer, the Board of Directors' nominee for Class I director, must receive the highest number of votes cast in order to be elected as a Class I director. Therefore, any shares not voted (whether by abstention, broker non-vote or otherwise) will have no legal effect on the election of director.

      Your shares will be voted in accordance with your instructions set forth on the proxy that you sign and return. If you provide no instructions, your proxy will be voted for the election of Allen J. Lauer as a Class I director.

      Even if you sign and return your proxy, you may revoke or change your proxy at any time prior to the Annual Meeting. You may do this by sending to
A. W. Homan, the Company's Secretary (at the Company's address set forth above), prior to the Annual Meeting, a written notice of revocation or a new proxy bearing a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Solicitation of Proxies

      The cost of soliciting proxies will be borne by the Company. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of the Company's common stock held in their names. The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding solicitation materials. In addition to solicitations by mail, some of the Company's directors, officers and other employees, without extra remuneration, might supplement this solicitation by letter, telephone or personal interview. The Company might also retain Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey 07072-2586, to assist with the solicitation of proxies from brokers, bank nominees and other holders, for a fixed retainer fee of no more than $2,500 plus reasonable out-of-pocket expenses, which fees and expenses would be borne by the Company.

                             ELECTION OF DIRECTOR

Board Structure and Nominee

      The Board of Directors consists of five members. Pursuant to the Company's Restated Certificate of Incorporation, the Board is divided into three classes. The sole Class I director is Allen J. Lauer. The Class II directors are John G. McDonald and Wayne R. Moon. The Class III directors are
D. E. Mundell and Elizabeth E. Tallett.

      Members of each class are elected for three-year terms. However, because all directors were initially elected in 1999 as part of the formation of the Company, the Company's Restated Certificate of Incorporation provides that the term of office of the initial Class I director shall expire at the annual meeting of stockholders in 2000, the terms of office of the initial Class II directors shall expire at the annual meeting of stockholders in 2001, and the terms of office of the initial Class III directors shall expire at the annual meeting of stockholders in 2002, or in each case until his or her successor is duly elected and qualified, unless such director dies, resigns, retires or is disqualified or removed.

      Mr. Lauer's initial term expires at the Annual Meeting. The Board of Directors has nominated Mr. Lauer for re-election at the Annual Meeting for a term expiring at the annual meeting of stockholders in 2003 and when his successor is elected and qualified. Mr. Lauer has stated his willingness to serve if elected, and the Company does not contemplate that he will be unable to serve. However, in the event that Mr. Lauer subsequently declines or becomes unable to serve, proxies will be voted for such substitute nominee as shall be designated by the proxy holders in their discretion.

      The Board of Directors recommends that stockholders vote FOR the election of Mr. Lauer as a Class I director.

Business Experience of Directors

      D. E. Mundell is Chairman of the Company's Board of Directors, a position he has held since 1999. He is also Chairman of the Board of ORIX USA Corporation (a financial services company), a position he has held since 1991. He is a director of Beazer Homes USA, Inc. and Stockton Holdings, Ltd. Mr. Mundell has been a director of the Company since 1999. Age: 68

      Allen J. Lauer is the Company's President and Chief Executive Officer, a position he has held since 1999. From 1990 to 1999, he was Executive Vice President of Varian Associates, Inc. and responsible for its Instruments business. Mr. Lauer has been a director of the Company since 1999. Age: 62

      John G. McDonald is The IBJ Professor of Finance at Stanford University's Graduate School of Business, where he has served on the faculty since 1968. He is a director of Scholastic Corp., Plum Creek Timber Company, Inc. and Starwood Financial, Inc., and is an independent trustee of eight mutual funds managed by Capital Research & Management Co. He has been a director of the Company since 1999. Age: 62

      Wayne R. Moon is the Chairman of the Board and Chief Executive Officer of Blue Shield of California (a health care company), a position he has held since 1993. He has been a director of the Company since 1999. Age: 59

      Elizabeth E. Tallett is President and Chief Executive Officer of Dioscor, Inc. (a biopharmaceutical company), a position she has held since 1996. She is also President and Chief Executive Officer of Galenor Inc. and President and Chief Executive Officer of Ellard Pharmaceuticals, Inc. (both biopharmaceutical companies), positions she has held since 1997 and 1999, respectively. From 1992 to 1996, Ms. Tallett was President and Chief Executive Officer of Transcell Technologies, Inc. (a biotechnology company). She is a director of Coventry Health Care, Inc., IntegraMed America, Inc. and The Principal and Mutual Life Insurance Company. Ms. Tallett has been a director of the Company since 1999. Age: 50

Committees and Meetings

      The Board of Directors has three standing committees: The Audit Committee; the Compensation Committee; and the Stock Committee. The Board of Directors does not have a nominating committee or a committee serving a similar function.

      The Audit Committee is comprised of directors McDonald (Chairman), Moon, Mundell and Tallett, all of whom are non-employee, outside directors. This Committee is responsible for recommending to the Board of Directors selection of the Company's independent auditors, and for reviewing the auditors' independence, approving their audit scope and reviewing the results of their annual audit. The Committee also reviews internal audit programs, significant accounting and reporting issues, annual financial statements and programs for promoting and monitoring compliance with laws and ethical conduct. The Audit Committee held two meetings during fiscal year 1999.

      The Compensation Committee is comprised of directors Mundell (Chairman), McDonald, Moon and Tallett, all of whom are non-employee, outside directors. This Committee approves all officer compensation, and is responsible for administration of the Company's Omnibus Stock Plan, Management Incentive Plan and Supplemental Retirement Plan. The Compensation Committee held four meetings during fiscal year 1999.

      The Stock Committee is comprised of director Lauer. This Committee approves grants of non-qualified stock options under the Company's Omnibus Stock Plan, pursuant to delegations permitting the Committee to make such grants, within certain guidelines, to eligible participants who are not Company officers. The Stock Committee held no meetings during fiscal year 1999, but took various actions by written consent.

      The Board of Directors held four meetings during fiscal year 1999.

      During fiscal year 1999, each director attended all meetings of the Board and committees of the Board of which the director was a member.

Director Compensation

      Each director who is not a Company employee receives an annual retainer fee of $20,000, plus $1,000 for each Board and committee meeting attended. The Chairman of the Board receives a retainer fee of $90,000 (in lieu of any other annual retainer, committee chair or attendance fees), and directors chairing standing committees of the Board each receive an additional annual retainer fee of $5,000. Directors may elect to receive, in lieu of all or a portion of the foregoing fees, shares of the Company's common stock based on the fair market value of the stock on the date the fees would have been paid.

      Under the Company's Omnibus Stock Plan, each director who is not a Company employee also receives (a) upon initial appointment or election to the Board, a non-qualified stock option to acquire 10,000 shares of the Company's common stock, and (b) annually thereafter a non-qualified stock option to acquire 5,000 shares of the Company's common stock. In lieu of these grants, the non-employee Chairman of the Board receives upon initial appointment a non-qualified stock option to acquire 50,000 shares of the Company's common stock. All such stock options are granted with an exercise price equal to the fair market value of the Company's common stock on the date of grant, are exercisable on the date of grant and have a ten-year term.

      Each director is also reimbursed for all reasonable out-of-pocket expenses that such director and his or her spouse incurs attending Board meetings and functions.

      Directors who are Company employees receive no compensation for their services as directors.

                 STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information as of December 1, 1999 regarding beneficial ownership of the Company's common stock by (a) each person who, to the Company's knowledge, beneficially owned more than five percent of the outstanding shares of the Company's common stock as of that date, (b) each of the executive officers named in the Summary Compensation Table on page 6, (c) each of the Company's directors and nominee for director, and (d) all executive officers and directors as a group.

                                                   Amount and
                                                   Nature of        Percent of
Name and Address (if applicable) of Beneficial     Beneficial       Outstanding
Owner                                            Ownership(/1/)     Shares(/2/)
----------------------------------------------   --------------     -----------
Investors Group Inc., 447 Portage Ave.,
 Winnipeg, Manitoba R3C 3B6, Canada                1,857,000(/3/)      6.00%
Allen J. Lauer, President and Chief Executive
 Officer, Director                                   739,146(/4/)      2.34%
G. Edward McClammy, Vice President and Chief
 Financial Officer                                         0             --
A. W. Homan, Vice President, General Counsel
 and Secretary                                        70,396(/5/)        --
Garry W. Rogerson, Vice President, Analytical
 Instruments                                          78,622(/6/)        --
Raymond J. Shaw, Vice President, NMR Systems         137,399(/7/)        --
D. E. Mundell, Chairman of the Board                  78,566(/8/)        --
John G. McDonald, Director                            38,442(/9/)        --
Wayne R. Moon, Director                               21,752(/10/)       --
Elizabeth E. Tallett, Director                        19,314(/11/)       --
All Executive Officers and Directors as a Group
 (10 persons)                                      1,198,589(/12/)     3.75%

--------

(1) For purposes of this table, a person or group of persons is deemed to have beneficial ownership of shares of the Company's common stock which such person or group has the right to acquire on or within 60 days after December 1, 1999. Unless otherwise indicated, to the Company's knowledge the person named has sole voting and investment power, or shares voting and/or investment power with such person's spouse, with respect to all shares beneficially owned by them.
(2) The percentage of outstanding shares is based on the 30,923,955 shares outstanding on December 1, 1999. However, for purposes of computing the percentage of outstanding shares of common stock beneficially owned by each person or group of persons, any stock which such person or group of persons has a right to acquire on or within 60 days of December 1, 1999 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage of beneficial ownership of any other person. The percent of outstanding shares of the Company's common stock is only reported to the extent it exceeds one percent of the shares of the Company's common stock outstanding on December 1, 1999.
(3) As reported in a Schedule 13G/A filed with the Securities and Exchange Commission on October 1, 1999, which Schedule 13G/A states that Investors Group Inc. shares voting and dispositive power with various subsidiary entities ultimately controlled by Investors Group Inc.
(4) Includes (a) 640,536 shares which may be acquired on or within 60 days of December 1, 1999 by exercise of stock options granted pursuant to the Omnibus Stock Plan, and (b) 98,610 shares held in a trust of which Mr. Lauer is co-trustee with his wife.
(5) Includes 67,064 shares which may be acquired on or within 60 days of December 1, 1999 by exercise of stock options granted pursuant to the Omnibus Stock Plan.
(6) Includes 76,311 shares which may be acquired on or within 60 days of December 1, 1999 by exercise of stock options granted pursuant to the Omnibus Stock Plan.
(7) Includes 128,930 shares which may be acquired on or within 60 days of December 1, 1999 by exercise of stock options granted pursuant to the Omnibus Stock Plan.
(8) Includes (a) 69,166 shares which may be acquired on or within 60 days of December 1, 1999 by exercise of stock options granted pursuant to the Omnibus Stock Plan, and (b) 8,400 shares held in a trust of which Mr. Mundell is co-trustee with his wife.
(9) Includes 34,642 shares which may be acquired on or within 60 days of December 1, 1999 by exercise of stock options granted pursuant to the Omnibus Stock Plan.
(10) Includes 20,952 shares which may be acquired on or within 60 days of December 1, 1999 by exercise of stock options granted pursuant to the Omnibus Stock Plan.
(11) Includes 18,214 shares which may be acquired on or within 60 days of December 1, 1999 by exercise of stock options granted pursuant to the Omnibus Stock Plan.
(12) Includes (a) 1,069,367 shares which may be acquired on or within 60 days of December 1, 1999 by exercise of stock options granted pursuant to the Omnibus Stock Plan, and (b) 107,010 shares as to which voting and/or investment power is shared (see certain of the foregoing footnotes).

                      EXECUTIVE COMPENSATION INFORMATION

      The following tables set forth certain information with respect to compensation paid by the Company to its chief executive officer and four other most highly compensated executive officers for services rendered to the Company in fiscal year 1999. The Company first became a separate, public company effective as of April 2, 1999, the date of its "spin-off" from Varian Associates, Inc. ("VAI"). Accordingly, the compensation reported below covers only the six month period of fiscal year 1999 following the spin-off, from April 3, 1999 to October 1, 1999. The named executive officers did not earn any compensation from the Company or for services to the Company prior to April 3, 1999, and the table does not include compensation paid by VAI prior to April 3, 1999.

                          Summary Compensation Table

                                                          Long-Term
                                                        Compensation
                                                        -------------
                                 Annual Compensation       Awards
                              ------------------------- -------------
                                                         Securities
                                                         Underlying    All Other
        Name and                                          Options/    Compensation
   Principal Position    Year Salary ($) Bonus ($)(/1/) SARs (#)(/2/)   ($)(/3/)
   ------------------    ---- ---------- -------------- ------------- ------------
Allen J. Lauer.......... 1999  $275,002     $400,125      1,089,808      $5,006
 President and
 Chief Executive Officer
G. Edward McClammy...... 1999   116,347      236,406        150,000         844
 Vice President and
 Chief Financial Officer
A. W. Homan............. 1999   100,000      109,125        198,014       2,653
 Vice President, General
 Counsel and Secretary
Garry W. Rogerson....... 1999   100,000      118,500        207,945       4,491
 Vice President,
 Analytical Instruments
Raymond J. Shaw......... 1999    92,508      102,675        259,195           0
 Vice President,
 NMR Systems

--------

(1) Consists of Management Incentive Plan awards paid in fiscal year 2000 for fiscal year 1999 (six-month) performance. The amount reported for Mr. McClammy includes a $100,000 hiring bonus paid when he commenced employment on April 16, 1999.

(2) Consists of non-qualified stock options granted pursuant to the Omnibus Stock Plan. Includes non-qualified stock options that were granted in replacement of non-qualified stock options granted by VAI prior to the Company's "spin-off" from VAI on April 2, 1999. See the table "Option/SAR Grants in Last Fiscal Year" on the following page.

(3) Consists of (a) Company matching contributions to Retirement Plan accounts and contribution credits (including interest credits) to Supplemental Retirement Plan accounts (Mr. Lauer, $2,500; Mr. Homan, $2,308; and Mr. Rogerson, $3,480); and (b) Company-paid premiums for group term life insurance (Mr. Lauer, $2,506; Mr. McClammy, $844; Mr. Homan, $345; and Mr. Rogerson, $1,011).

                     Option/SAR Grants in Last Fiscal Year

                                                                         Potential Realizable Value at
                                                                         Assumed Annual Rates of Stock
                                                                            Price Appreciation for
                                      Individual Grants                        Option Term(/1/)
                         ----------------------------------------------- -----------------------------
                         Number of
                         Securities
                         Underlying      % of Total
                          Options/      Options/SARs Exercise
                            SARs         Granted to  or Base
                          Granted       Employees in  Price   Expiration
Name                        (#)         Fiscal Year   ($/Sh)     Date     0%($)    5% ($)    10% ($)
----                     ----------     ------------ -------- ---------- ------- ---------- ----------
Allen J. Lauer..........  400,000(/2/)      9.05%    $ 9.5000    4/16/09       0 $2,389,800 $6,056,221
                          147,816(/3/)      3.34      14.1637 11/20/2007       0    726,034  1,769,748
                          147,816(/3/)      3.34      11.8424 11/14/2006       0    625,032  1,482,042
                          147,816(/3/)      3.34      11.7663 11/16/2005       0    528,839  1,220,492
                          123,180(/3/)      2.79       8.7677 11/17/2001  82,506    238,960    408,683
                          123,180(/3/)      2.79       6.1727 11/18/2000 402,158    495,804    593,999
G. Edward McClammy......  150,000(/2/)      3.39       9.5000    4/16/09       0    896,175  2,271,083
A. W. Homan.............  120,000(/2/)      2.72       9.5000    4/16/09       0    716,940  1,816,866
                           32,848(/3/)      0.74      14.1637 11/20/2007       0    161,341    393,277
                           24,636(/3/)      0.56      11.8424 11/14/2006       0    104,172    247,007
                           20,530(/3/)      0.46      11.7663 11/16/2005       0     73,450    169,513
Garry W. Rogerson.......  120,000(/2/)      2.72       9.5000    4/16/09       0    716,940  1,816,866
                           34,901(/3/)      0.79      14.1637 11/20/2007       0    171,425    417,857
                           29,564(/3/)      0.67      11.8424 11/14/2006       0    125,010    296,417
                           15,057(/3/)      0.34      11.7663 11/16/2005       0     53,869    124,323
                            5,478(/3/)      0.12       9.2852   2/2/2005     834     17,866     39,307
                            2,945(/3/)      0.07       8.7677 11/17/2001   1,973      5,714      9,771
Raymond J. Shaw.........  120,000(/2/)      2.72       9.5000    4/16/09       0    716,940  1,816,866
                           30,795(/3/)      0.70      14.1637 11/20/2007       0    151,257    368,698
                           29,564(/3/)      0.67      11.8424 11/14/2006       0    125,010    296,417
                           24,636(/3/)      0.56      11.7663 11/16/2005       0     88,140    203,415
                           24,636(/3/)      0.56       8.7677 11/17/2001  16,501     47,792     81,736
                           29,564(/3/)      0.67       6.1727 11/18/2000  96,521    118,997    142,324

--------

(1) These assumed rates are not intended to represent a forecast of possible future appreciation of the Company's stock.

(2) Consists of non-qualified stock options to acquire the Company's common stock, which options were granted at an exercise price equal to the closing market price of the Company's stock on the grant date, become exercisable over three years at the rate of approximately one-third each year and expire ten years from the grant date. Payment of the exercise price may be made by delivery of already-owned shares.

(3) Consists of non-qualified options to acquire the Company's common stock that were granted in replacement of non-qualified stock options granted by VAI (to acquire VAI common stock) prior to the Company's "spin-off" from VAI on April 2, 1999. Effective as of that date, all of the named executive officers' VAI stock options were terminated, and the Company granted replacement stock options with the same economic value, vesting schedule, expiration date and other essential terms as existed under the VAI stock options at the time of the spin-off on April 2, 1999. The VAI stock options were granted at an exercise price equal to the closing market price of VAI's stock on the grant date, became or were to become exercisable over three years at the rate of approximately one-third each year, expire seven or ten years from the grant date (depending on the grant), and included the right to pay the exercise price by delivery of already-owned shares.

              Aggregated Option/SAR Exercises in Last Fiscal Year
                     and Fiscal Year-End Option/SAR Values

                                                    Number of Securities      Value of Unexercised
                                                   Underlying Unexercised   In-the-Money Options/SARs
                           Shares                      Options/SARs at                 at
                         Acquired on                 Fiscal Year-End (#)    Fiscal Year-End ($)(/1/)
                          Exercise      Value     ------------------------- -------------------------
Name                         (#)     Realized ($) Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- ------------ ----------- ------------- ----------- -------------
Allen J. Lauer..........       0         $ 0        541,992      547,816    $4,074,257   $3,841,772
G. Edward McClammy......       0           0              0      150,000             0    1,209,375
A. W. Homan.............       0           0         47,903      150,111       250,156    1,088,904
Garry W. Rogerson.......       0           0         54,823      153,122       310,799    1,102,949
Raymond J. Shaw.........       0           0        108,811      150,384       843,824    1,093,643

--------

(1) Based on the closing market price of the underlying shares of the Company's common stock on October 1, 1999 ($17.5625 per share).

                              Pension Plan Table

       Remuneration                           Years of Service
       ------------            ----------------------------------------------------------------------------
                                  18                           23                           28
                               --------                     --------                     --------
       $200,000                $ 70,714                     $ 88,912                     $107,992
        225,000                  79,553                      100,026                      121,491
        250,000                  88,392                      111,140                      134,990
        275,000                  97,231                      122,254                      148,489
        300,000                 106,070                      133,368                      161,988
        325,000                 114,909                      144,482                      175,487
        350,000                 123,749                      155,595                      188,986
        375,000                 132,588                      166,709                      202,485
        400,000                 141,427                      177,823                      215,984
        425,000                 150,266                      188,937                      229,483

      The foregoing table illustrates the approximate annual pension that Raymond J. Shaw could receive under the Varian Australia Superannuation Plan (the "Plan"), a defined benefit plan. Mr. Shaw began participation in the Plan in 1986, and continues to participate in the Plan pursuant to the terms of his relocation from Australia to the United States in 1987 and in lieu of participation in any U.S.-based retirement plans. None of the other named executive officers participates in the Plan or any other defined benefit or actuarial plan.

      Under the current terms of the Plan, senior managerial and technical employees of Varian Australia Pty. Ltd. ("VAPL") may be invited to participate in the Plan. Participants become fully vested in their pension benefits upon reaching age 55. Pension benefits are determined on the basis of years of credited service and final average compensation. Final average compensation is calculated using the annual average of the highest three years of eligible compensation (base salary plus targeted cash incentive compensation) paid in the five years preceding retirement. Pension benefits are computed using a straight-life annuity method, and are then increased by at least 3% each year that they are paid; benefits are not subject to deductions or other offsets other than withholdings for income taxes. Participants may elect a lump-sum payment in lieu of a lifetime pension. The Plan provides for normal retirement at age 65. Participants may request early retirement with the VAPL's consent at age 55, and may elect early retirement without VAPL's consent at age 60, in each case with reduced benefits. If a participant resigns prior to becoming fully vested at age 55, a significantly reduced lump-sum benefit may be payable. The Plan provides life insurance and disability benefits to participants.

      Under the terms of Mr. Shaw's continued participation in the Plan, his pension benefits will be calculated on the basis of final average compensation using "notional" eligible compensation. Notional eligible compensation is determined annually and reflects what eligible compensation Mr. Shaw would have earned (based on competitive market data, his actual compensation and what is paid to other Company executives) were he holding the same position but in Australia. Mr. Shaw's current notional eligible compensation is equivalent to approximately $213,000 (which is approximately 55% of Mr. Shaw's current annualized salary and cash bonus for fiscal year 1999, as reported in the Summary Compensation Table on page 6). Mr. Shaw currently has 13 years of credited service under the Plan, and would have 18, 23 and 28 years of service at ages 55, 60 and 65, respectively. The table therefore reflects pension benefits that would be provided, under the current terms of the Plan, if Mr. Shaw remains an employee until he reaches each of those ages and elects a life pension.

      Pension benefits under the Plan are paid in Australian dollars. The amounts set forth in table are in U.S. dollars, and have been calculated using an exchange rate equal to a published exchange rate as of the last day of fiscal year 1999. Changes in tax laws or Plan provisions could cause actual pension benefits to differ significantly from the amounts set forth in the table.

Change in Control Agreements

      The Board of Directors has approved Change in Control Agreements ("Agreements") between the Company and the five executive officers named in the Summary Compensation Table on page 6 which provide for the payment of specified compensation and benefits upon certain terminations of their employment following a change in control of the Company. A change in control of the Company is defined in each Agreement to occur if (a) any individual or group becomes the beneficial owner of 30% or more of the combined voting power of the Company's outstanding securities, (b) "continuing directors" (defined as the directors of the Company as of the date of the Agreement and any successor to any such directors who was nominated by a majority of the directors in office at the time of his nomination or selection and who is not associated in any way with an individual or group who is a beneficial owner of more than 10% of the combined voting power of the Company's outstanding securities) cease to constitute at least a majority of the Board of Directors,
(c) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company in which the Company's stockholders do not own more than 50% of the combined voting power of the Company or other corporation resulting from such transaction, or (d) all or substantially all of the Company's assets are sold, liquidated or distributed. In their respective Agreements, the named executive officers agreed to not voluntarily leave the Company's employ during a tender or exchange offer, proxy solicitation in opposition to the Board of Directors or other effort by any party to effect a change in control of the Company. This is intended to assure that management will continue to act in the interest of the stockholders rather than be affected by personal uncertainties during any attempt to effect a change in control of the Company, and to enhance the Company's ability to attract and retain executives.

      Each Agreement provides that if within 18 months after a change in control the Company terminates the executive's employment other than by reason of his death, disability, retirement or for cause, or the executive officer terminates his employment for any "good reason," the executive will receive a lump sum severance payment equal to 2.99 (in the case of Mr. Lauer) or 2.50 (in the case of Messrs. McClammy, Homan, Rogerson and Shaw) times the executive's annual base salary and highest annual and multi-year bonuses paid to him in any of the three years ending prior to the date of termination. "Good reason" is defined in each Agreement as any of the following that occurs after a change in control of the Company: certain reductions in compensation; certain material changes in employee benefits and perquisites; a change in the site of employment; the Company's failure to obtain the written assumption by its successor of the obligations contained in the Agreement; attempted termination of employment for cause on grounds insufficient to constitute a basis of termination for cause under the terms of the Agreement; or the Company's failure to promptly make any payment required under the terms of the Agreement in the event of a dispute relating to employment termination. In the case of Mr. Lauer, "good reason" as defined also to exist if he is not appointed as Chief Executive Officer of the combined or acquiring entity. In the case of Messrs. McClammy and Homan, "good reason" is defined also to exist if they are not given an "equivalent position" as defined in their Agreements. In the case of Messrs. Rogerson and Shaw, "good reason" is defined also to exist if there is a material change in duties and a material reduction in authority and responsibility.

      Each Agreement provides that upon termination or resignation occurring under the circumstances described above, the executive officer will receive a continuation of all insurance and other benefits on the same terms as if he remained an employee (or equivalent benefits will be provided) until the earlier to occur of commencement of substantially equivalent full-time employment with a new employer or 24 months after the date of termination of employment with the Company. Each Agreement also provides that all stock options granted by the Company become exercisable in full according to their terms, and that restricted stock (if any) be released from all restrictions. Each Agreement further provides that in the event any payments and benefits received by the executive officer from the Company subject that person to an excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, the executive officer will be entitled to receive an additional payment so as to place the executive officer in the same after-tax economic position as if such excise tax had not been imposed.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors (the "Committee") is responsible for determining compensation of the Company's executive officers. The Committee is comprised of directors D. E. Mundell (Chairman), John G. McDonald, Wayne R. Moon and Elizabeth E. Tallett. Each of these non-employee directors qualifies as an outside director under Section 162(m) of the Internal Revenue Code.

      Philosophy and Overview. The Committee's general philosophy is that executive officer compensation should

    . promote stockholder returns by linking compensation with an appropriate balance of near- and long-term objectives and strategies;
    .     be competitive within the Company's industry and community; and
    . attract, retain, motivate and reward individuals with the experience and skills necessary to promote the Company's success.

      Consistent with these objectives, the Committee developed its current executive compensation programs in the context of the Company becoming a separate, publicly-traded company in April 1999. The Committee was particularly sensitive to the need to attract and retain experienced and skilled executives during and beyond the Company's "spin-off" from Varian Associates, Inc.

      The Committee was assisted by an executive compensation consultant retained by the Committee. The consultant prepared a report that included a comprehensive analysis of total direct compensation and its individual components relative to competitive market data for each of the Company's new executive officer positions. Market data was derived from six published surveys of electronics, technology and/or general industrial companies, as well as a more focused survey of eleven companies in related industries, of similar size or in the same geographic area. The report included competitive market data on incentive compensation practices, such as plan types, plan features and performance measures.

      After considering all of the foregoing, the Committee developed an executive compensation program consisting of three basic elements: base salary; near-term incentives in the form of annual cash bonuses; and long-term incentives in the form of non-qualified stock options.

      Base Salaries. Annual base salaries are designed primarily to attract and retain executives, and are intended to contribute less to total compensation than incentive-based compensation. Starting salaries for the Company's executive officer salaries were determined by the Committee after consideration of the consultant's report described above. Salaries were determined on the basis of job responsibilities, internal equity and market competitiveness. The Committee did not use any particular formula in setting salaries, although the salaries set by the Committee generally fell between the 50th and 75th percentiles of the consultant's survey data.

      Cash Bonuses. Cash bonuses are intended to motivate executive officers to achieve pre-determined near-term financial objectives consistent with the Company's overall business strategies. These bonuses were structured as potential cash awards under the Company's Management Incentive Plan (the "MIP") for the six-month performance period of the Company's first fiscal year (i.e., the first six months after the Company became a separate, publicly-traded company). The Committee determined that executive officer awards for that period should be based on Company or business unit performance against pre-determined objectives for earnings before interest and taxes ("EBIT"), return on sales ("ROS") and operating cash flow ("Cash Flow"), the targets for which were determined by the Committee after consideration of historical (pro forma) and budgeted EBIT, ROS and Cash Flow.

      Under the MIP payout formula for the six-month performance period of fiscal year 1999, the bonus to the CEO could have ranged from zero to 100% of his annual base salary, depending on the EBIT, ROS and Cash Flow achieved. In the case of other executive officers, the bonus could have ranged from zero to 75% of annual base salary, depending on the EBIT, ROS and Cash Flow achieved and the pre-determined participation level for that executive officer. Each executive officer's participation level was determined by the Committee after consideration of the executive officer's relative position and responsibilities and base salary, and the competitive market data included in the report prepared by the Committee's executive compensation consultant (although the Committee did not place any particular weight on any particular factor or data).

      Stock Options. Stock options are intended to provide longer-term incentives for executive officers to promote stockholder value. Non-qualified stock options granted under the Company's Omnibus Stock Plan have an exercise price equal to the market price of the Company's stock on the grant date, vest in equal installments over three years assuming continued employment and expire at the end of ten years. Stock options therefore compensate executive officers only if the Company's stock price increases after the date of grant and the executive officer remains employed for the periods required for the stock option to become exercisable. Accordingly, the Committee believes that stock options are the best method of linking executive compensation to stockholder returns.

      Executive officer grants in fiscal year 1999 were determined by the Committee after consideration of each executive officer's relative position and responsibilities and total cash compensation, and the competitive market data included in the report prepared by the Committee's executive compensation consultant (although the Committee did not place any particular weight on any particular factor or data).

      Other Compensation. In order to attract and retain talented executive officers, the Committee has also approved arrangements providing executive officers with certain perquisites, such as use of a Company-leased automobile, reimbursement for taxes on income imputed for their personal use of that automobile, reimbursement for tax planning and tax return preparation and financial counseling services, and reimbursement for an annual medical examination. In addition, in order to compensate for retirement contributions that could not be made to executive officers' qualified retirement plan accounts due to Internal Revenue Code limitations, the Committee approved the Supplemental Retirement Plan under which the Company makes unfunded supplemental retirement contributions. Executive officers are also eligible to participate in compensation and benefit programs generally available to other employees. The Committee also determined it necessary and appropriate to pay a hiring bonus to Mr. McClammy, who was hired as the Company's Vice President and Chief Financial Officer.

      Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code generally provides that publicly-held corporations may not deduct in any taxable year certain compensation in excess of $1,000,000 paid to the chief executive officer and the next four most highly compensated executive officers. In February 2000, the Company's Omnibus Stock Plan and Management Incentive Plan were approved by the stockholders of Varian Associates, Inc. in order for awards under those Plans to be eligible for continued tax deductibility. Awards under those Plans for fiscal year 1999 were made in accordance with the requirements of Section 162(m) so as to be tax deductible. However, the Committee considers one of its primary responsibilities to be structuring a compensation program that will attract, retain and reward executives with the experience, skills and proven ability to maximize stockholder returns. Accordingly, the Committee believes that the Company's interests are best served in some circumstances by providing compensation (such as salary and perquisites) which might be subject to the tax deductibility limitation of Section 162(m).

      CEO Compensation. The Committee followed the same philosophy and programs described above in determining fiscal year 1999 compensation for Mr. Lauer, the Company's President and Chief Executive Officer. The Committee set Mr. Lauer's starting base salary in accordance with the considerations and consultant's report described above. Mr. Lauer's salary fell between the 50th and 75th percentiles of the market data, and put his fixed compensation below 25% of his targeted total direct compensation.

      Mr. Lauer participated in the MIP as described above for the six-month period of fiscal year 1999. Mr. Lauer's targeted cash bonus for that period was determined by the Committee after consideration of the consultant's report and other factors described above. Fiscal year 1999 EBIT, ROS and Cash Flow relative to the pre-determined targets and payout formula resulted in a cash award to Mr. Lauer of $400,125, which was 72.75% of his annualized base salary.

      The Committee also approved granting to Mr. Lauer a 400,000-share non-qualified stock option in fiscal year 1999. That option was granted with an exercise price equal to the closing market price of the Company's stock on the grant date, will vest in equal installments over three years and has a term of ten years. The number of option shares granted was determined in accordance with the considerations and consultant's report described above.

       D. E. Mundell (Chairman)                           Wayne R. Moon
       John G. McDonald                                   Elizabeth E. Tallett

           COMPARISON OF CUMULATIVE TOTAL RETURN AMONG THE COMPANY,
                   THE DOW JONES TECHNOLOGY SECTOR INDEX AND
                   THE STANDARD & POOR'S 500 COMPOSITE INDEX

      The following graph compares the cumulative total return of the Company's common stock with the Dow Jones Technology Sector Index and the Standard & Poor's 500 Composite Index. The comparison covers the period from the commencement of trading in the Company's stock on March 24, 1999 through the end of the Company's fiscal year 1999 on October 1, 1999. The graph assumes that the value of the investment in the Company's common stock and in each index on March 24, 1999 was $100, and assumes reinvestment of dividends (although the Company has paid no dividends).(/1/)

                       [PERFORMANCE GRAPH APPEARS HERE]

                                          March 24, 1999 October 1, 1999
                                          -------------- ---------------
   Varian, Inc.                                $100           $152
   Dow Jones Technology Sector Index            100            121
   Standard & Poor's 500 Composite Index        100            102

--------
(1) Research Data Group, Inc. is the source of the data on the indices. The comparisons in this graph are not intended to represent a forecast of possible future performance of the Company's common stock or stockholder returns.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company became a separate, publicly traded company on April 2, 1999. Until that date, the Company's business was operated as the Instruments business of Varian Associates, Inc. ("VAI"), which designed, manufactured, sold and serviced scientific instruments and vacuum technologies, and provided contract electronics manufacturing (the "Instruments Business"). VAI formed the Company on January 7, 1999 as a wholly-owned subsidiary, contributed the assets and liabilities of the Instruments Business to the Company, then on April 2, 1999 distributed to the holders of record of VAI common stock on March 24, 1999 one share of common stock of the Company for each share of VAI common stock outstanding on April 2, 1999. At the same time, VAI contributed its Semiconductor Equipment business to Varian Semiconductor Equipment Associates, Inc. ("VSEA") and distributed to the holders of record of VAI common stock on March 24, 1999 one share of common stock of VSEA for each share of VAI common stock outstanding on April 2, 1999. VAI retained its Health Care Systems business and changed its name to Varian Medical Systems , Inc. ("VMS") effective as of April 3, 1999. These transactions (collectively referred to as the "Distribution") were accomplished under the terms of an Amended and Restated Distribution Agreement dated as of January 14, 1999 by and among the Company, VAI and VSEA (the "Distribution Agreement"). For purposes of providing an orderly transition and to define certain ongoing relationship between and among the Company, VMS and VSEA after the Distribution, they each also entered into certain other agreements which include an Employee Benefits Allocation Agreement, an Intellectual Property Agreement, a Tax Sharing Agreement and a Transition Services Agreement, each of which is described below.

      Under the terms of the Distribution Agreement, the Company assumed approximately 50% of VAI's term loans and received an amount of cash from VAI such that the Company had net debt (defined in the Distribution Agreement as the amount outstanding under the term loans and notes payable, less cash and cash equivalents) equal to 50% of the net debt of the Company and VMS (after giving effect to the Distribution), which was then adjusted to give VMS a net worth of 50% of the aggregate net worth of the Company and VMS. The Distribution Agreement also required the Company to reimburse VMS for 50% of certain costs and expenses incurred in connection with the Distribution, including incentive and termination payments made to VAI employees whose employment was terminated in connection with the Distribution. The Agreement also required VMS to dispose of certain assets, the net proceeds of which were to be shared equally with the Company. The sharing of these Distribution-related expenses and proceeds were included in the final determination of debt to be assumed by the Company under the terms of the Distribution Agreement. The net effect of these transactions and arrangements was the Company's assumption of $71,465,000 in debt from VAI during fiscal year 1999. Additional adjustments for these transactions and arrangements could result in cash payments by the Company to VMS or by VMS to the Company.

      Under the terms of the Distribution Agreement, the Company also agreed to indemnify VMS and VSEA for one-third of certain costs and expenses (after adjusting for any insurance proceeds and tax benefits recognized or realized by VMS or VSEA for such costs and expenses) of certain other liabilities not related to the Instruments Business or VAI's Semiconductor Equipment or Health Care Systems businesses, including liabilities associated with certain discontinued operations and environmental liabilities. In fiscal year 1999, the Company made payments to VMS of approximately $257,000 under these indemnity arrangements.

      The Employee Benefits Allocation Agreement provides for the allocation of certain liabilities and responsibilities with respect to employee compensation, benefits and labor matters. Under this Agreement, the Company assumed all liabilities related to the Instruments Business' current and former employees, and agreed to indemnify VMS and VSEA for one-third of certain costs and expenses of liabilities not related to current or former employees of the Instruments Business or VAI's Semiconductor Equipment or Health Care Systems businesses. The Company and VSEA also agreed to grant certain stock options to their respective employees and to certain former VAI employees and directors in full or partial replacement of VAI stock options granted prior to the Distribution. In fiscal year 1999, the Company made no payments to VMS under the terms of the Employee Benefits Allocation Agreement, but granted options to purchase an aggregate of approximately 4,281,541 shares of the Company's common stock.

      The Intellectual Property Agreement provides for the allocation and licensing among the Company, VMS and VSEA of the Intellectual Property (as defined in the Distribution Agreement), including patents, trademarks, software and trade secrets, owned or held by VAI as of the Distribution. Under the terms of the Intellectual Property Agreement, each company received ownership of or rights in all intellectual property created for or used primarily in its business, and received non-exclusive, perpetual, royalty-free cross-licenses to the intellectual property of the other two companies (except for trademarks, trade names and the like) for use in their respective fields. In addition, VMS retained ownership of the "VARIAN" name and the "VA" logo, with the Company and VSEA receiving exclusive, perpetual, royalty-free licenses to the name and logo for use in their respective fields. No payments were made by or to the Company in fiscal year 1999 with respect to the Intellectual Property Agreement.

      The Tax Sharing Agreement defines the respective rights and obligations of the Company, VMS and VSEA with respect to federal, state, foreign and other taxes relating to VAI's businesses for tax periods prior to, including and following the Distribution date and with respect to certain other tax matters. In general, VMS is responsible for U.S. federal and state income taxes for operations through the Distribution date. Liability for foreign income taxes and non-income taxes is generally allocated to the legal entity on which such taxes are imposed, except for taxes transferred on the Company's, VMS' and VSEA's respective closing balance sheets as of the Distribution date. Adjustments to the reported tax liability for tax periods through the Distribution date will be shared equally by the three companies. The Company, VMS and VSEA also agreed not to take or to permit certain actions inconsistent or potentially inconsistent with the tax ruling issued by the Internal Revenue Service with respect to the Distribution. No payments were made by or to the Company in fiscal year 1999 with respect to the Tax Sharing Agreement.

      The Transition Services Agreement provides for (a) the sharing among the Company, VMS and VSEA of certain facilities and equipment for a temporary period not to exceed one year following the Distribution date, (b) the provision of employees and sharing of certain third party services in order to provide treasury, tax, accounting, payroll, human resources and similar and related functions for a temporary period not to exceed one year, and (c) the provision of information services personnel, equipment and support for a period not to extend beyond June 30, 2000. Compensation for these services and facilities is on a fully-burdened cost reimbursement basis. In fiscal year 1999, the Company made net payments to VMS of approximately $3,378,000 under the terms of the Transition Services Agreement.

      Following the Distribution, the Company has supplied products to VMS under various supply agreements and purchase orders negotiated between the Company and VMS. In fiscal year 1999, the Company received approximately $5,575,000 in payments from VMS for products supplied to VMS by the Company.

      Prior to the Distribution, the Company's Chairman of the Board, D. E. Mundell, and Company directors John G. McDonald, Wayne R. Moon and Elizabeth
E. Tallett served on VAI's Board of Directors. The Company's President and Chief Executive Officer, Allen J. Lauer (also a Company director) served as VAI's Executive Vice President responsible for the Instruments Business. As part of the Distribution, each of these Company directors resigned their positions with VAI effective as of the Distribution. In the case of Messrs. Mundell, McDonald and Moon and Ms. Tallett, their VAI stock options were then replaced with stock options of aggregate equivalent value, divided equally among the Company, VMS and VSEA. Mr. Lauer's VAI stock options were replaced with Company stock options of equivalent value. These replacement option shares are included in the aggregate option shares reported above.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's directors and executive officers, and persons who own more than ten percent of the Company's securities, file reports of ownership and changes in ownership of Company securities with the Securities and Exchange Commission. Based solely on the Company's review of the reporting forms and written representations received by it from such directors and executive officers, the Company believes that through October 1, 1999, all reporting requirements applicable to directors, executive officers and ten percent stockholders were timely satisfied.

                        INDEPENDENT PUBLIC ACCOUNTANTS

      PricewaterhouseCoopers LLP served as the Company's independent public accountants for fiscal year 1999, and is currently serving as the Company's independent public accountants. A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting, and will have an opportunity to make a statement if he or she so desires and to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

      Any stockholder who wishes to present a proposal for action at the Company's Annual Meeting of Stockholders in 2001, and who wishes to have it set forth in the proxy statement and identified in the form of proxy prepared by the Company for that meeting, must notify the Company's Secretary not later than August 28, 2000 at the Company's address set forth on the first page of this Proxy Statement. Such a proposal must be in the form required under the rules and regulations of the Securities and Exchange Commission.

      The Company's Bylaws contain specific procedural requirements regarding a stockholder's ability to nominate a director or submit a proposal to be considered at a meeting of stockholders. If you would like a copy of the procedures contained in the Bylaws, you should contact the Company's Secretary, A.W. Homan, at Varian, Inc., 3120 Hansen Way, Palo Alto, California 94304-1030.

                                          By Order of the Board of Directors

                                          [Signature of A. W. Homan]

                                                A.W. Homan
                                                 Secretary

December 29, 1999
Palo Alto, California

PROXY

                                 VARIAN, INC.

          PROXY FOR ANNUAL MEETING OF STOCKHOLDERS--FEBRUARY 10, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of Varian, Inc. hereby constitutes and appoints Allen J. Lauer and Arthur W. Homan, and each of them, proxies and attorneys-in-fact of the undersigned, with full power of substitution, to vote all of the shares of Common Stock of Varian, Inc. standing in the name of the undersigned, at the Annual Meeting of Stockholders of Varian, Inc. to be held at the Sheraton Palo Alto Hotel, 625 El Camino Real, Palo Alto, California, on February 10, 2000, at 2:00 p.m., local time, and at any adjournment or postponement thereof.
        Unless a contrary instruction is provided, this Proxy will be voted FOR the nominee for director listed in Proposal 1 and in accordance with the judgment of the proxies as to the best interests of the Company on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. If specific instructions are provided below, this Proxy will be voted in accordance therewith.

________________________________________________________________________________

________________________________________________________________________________
(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

      PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED
                        POSTAGE-PAID RETURN ENVELOPE
                                                                     -----------
                (Continued and to be Signed on Reverse Side)         SEE REVERSE
                                                                         SIDE
                                                                     -----------

--------------------------------------------------------------------------------

                           * FOLD AND DETACH HERE *

                                             [LOGO OF SHERATON PALO ALTO HOTEL]
                                                    Sheraton Palo Alto
                                                    ------------------
                                                         H O T E L

                                                        Locater Map

                                             The Sheraton Palo Alto Hotel is
                                             easily accessible from Highway 101
                                             and from Interstate 280.

                                             . From Highway 101 in either
            [MAP APPEARS HERE]                 direction, exit Embarcadero Rd.
                                               WEST to El Camino Real. Turn
                                               right on El Camino Real. The
                                               hotel is located 3 blocks down
                                               on the right.

                                             . From Interstate 280 in either
                                               direction, exit Page Mill Rd.
                                               EAST to El Camino Real. Turn
                                               left on El Camino Real. Travel
                                               approximately 2 miles on El
                                               Camino Real. The hotel is
                                               located on the right.


    625 EL CAMINO REAL . PALO ALTO, CA 94301
    PHONE: (650) 328-2800 . FAX: (650) 327-7362

[X] Please mark your                                                    3855
    vote with an X.


         The Board of Directors Recommends a Vote "FOR" Proposal 1.
________________________________________________________________________________
                    FOR      WITHHELD
1. Election of
   Director         [ ]        [ ]

   Nominee: Allen J. Lauer                    Instructions/Change of Address [ ]

________________________________________________________________________________




                                     Please sign exactly as name appears on
                                     your stock certificate. If the stock is
                                     registered in the names of two or more
                                     persons, each should sign. Executors,
                                     administrators, trustees, guardians,
                                     attorneys and corporate officers should
                                     so indicate and insert their titles.


                                     ________________________________________


                                     ________________________________________
                                        SIGNATURE(S)               DATE

-----------------------------------------------------------------------------
                         DETACH AND RETURN PROXY CARD


                                 VARIAN, INC.
                        Annual Meeting of Stockholders

                               February 10, 2000
                                   2:00 p.m.

                           Sheraton Palo Alto Hotel
                              625 El Camino Real
                             Palo Alto, California

                             (Map on Reverse Side)